Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ACELYRIN, INC. of our report dated March 24, 2023 relating to the financial statements of ValenzaBio, Inc., which appears in ACELYRIN, INC.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-271244).

/s/ PricewaterhouseCoopers LLP

San Diego, California

May 8, 2023